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                                                                    EXHIBIT 23.8


                 [LETTERHEAD OF APPRAISAL GROUP INTERNATIONAL]

                              CONSENT OF APPRAISER
                              --------------------

I hereby consent to the reference to our firm and our appraisal reports, dated March 18, 1994 and December 21, 1995, in the Proxy Statement-Prospectus contained in the Registration Statement on Form S-4 (No. 333-00153) of Trump Hotels & Casino Resorts, Inc. (including all amendments thereto, the "Registration Statement") and the Schedule 13E-3 of Taj Mahal Holding Corp., Trump Hotels & Casino Resorts, Inc., Trump Hotels & Casino Resorts Holdings, L.P., Donald J. Trump, TM/GP Corporation, THCR Merger Corp. and Trump Plaza Holding Associates (including all amendments thereto, the "Schedule 13E-3"), to the inclusion of our appraisal reports as exhibits to the Schedule 13E-3 and to the filing of this consent as an exhibit to the Registration Statement.

                                    APPRAISAL GROUP International

                                    /s/ Avi M. Vardi
                                    ----------------

                                    AVI M. VARDI, MAI

                                    VICE PRESIDENT

                                    N.J. State Certified General

                                    Real Estate Appraiser #RG00641

Date: February 26, 1996